SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 August 6, 2003
                Date of report (Date of Earliest Event Reported)

                              KATY INDUSTRIES, INC.
             (Exact name of Registrant as specified in Its Charter)

            DELAWARE                      1-5558                 75-1277589
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation)                                      Identification No.)

               765 Straits Turnpike, Middlebury, Connecticut 06762
              (Address of principal executive offices and zip code)

                                 (203) 598-0397
               Registrant's telephone number, including area code

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits

         Number    Exhibit

         99.1      Katy Industries, Inc. press release issued July 31, 2003.

ITEM 12. Disclosure of Results of Operations and Financial Condition

      On July 31, 2003, Katy Industries, Inc. issued a press release regarding its results of operations for the second quarter of 2003. The release and accompanying schedules are attached as an exhibit to this Form 8-K.

      The announcement includes disclosure of the Company's EBITDA (which is a non-GAAP financial measure) for certain periods with reconciliation to the comparable GAAP measure. EBITDA is calculated as earnings before interest, taxes, depreciation and amortization, excluding discontinued operations and unusual items such as severance, restructuring and related costs, impairments of long-lived assets, and other non-recurring items. The Company believes that while it is a non-GAAP financial measure, EBITDA is used extensively on an internal basis, acting as a primary metric for operating performance measurement related to incentive compensation for management. EBITDA is also the prime measure of operating results used by the lenders in the Company's bank group when evaluating its performance. The Company also believes it is useful for investors to understand EBITDA because it provides a link between profitability and operating cash flow, and also provides the investor to view performance in a manner similar to the method used by management.

      In accordance with General Instruction B.6. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    KATY INDUSTRIES, INC.


Date: August 6, 2003                By: /s/ Amir Rosenthal
                                       -----------------------------------------
                                        Amir Rosenthal
                                        Vice President, Chief Financial Officer,
                                        General Counsel and Secretary